SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.[ 1 ] )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the Appropriate Box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Solar3D, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed

Solar3D’s Adjourns Annual Shareholder Meeting to December 10, 2015

Roseville, CA – November 20, 2015 – Solar3D, Inc. (Nasdaq: SLTD), a leading provider of solar power solutions, announced that its 2015 Annual Meeting of Stockholders has been adjourned to allow stockholders additional time to vote on the proposals set forth in the Company’s proxy statement filed with the Securities and Exchange Commission (SEC) and to permit additional solicitation of shareholders. The meeting has been adjourned to December 10, 2015 at 10:00 a.m. ET at Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006.

During the period of the adjournment, shareholders holding shares as of the record date of October 13, 2015, are entitled to and are being requested to vote.

The Company encourages all stockholders who have not yet voted to do so before December 9, 2015 at 11.59 p.m. EDT. The beneficial stockholders may vote by telephone at 888-742-1305. Record holders may vote online at www.investorvote.com/SLTD or by telephone at 800-454-8683. Proxies previously submitted in respect of the meeting will be voted on at the adjourned meeting unless properly revoked.

No changes have been made in the proposals to be voted on by stockholders at the annual meeting. The Company's proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC's website at www.sec.gov.

About Solar3D, Inc.
Solar3D, a leading provider of solar power solutions, is focused on the design, installation and management of solar power systems for commercial, agricultural and residential customers. Through its wholly owned subsidiaries, Solar3D is one of the fastest growing solar systems providers in California, delivering 2.5 kilowatt to multi-megawatt commercial systems. Solar3D's technology division is developing a patent-pending 3-dimensional solar cell technology to maximize the conversion of sunlight into electricity. The Solar3D Cell collects sunlight from a wide angle and lets light bounce around in 3-dimensional microstructures on the solar cell surface. The Company's mission is to further the widespread adoption of solar power by deploying affordable, state-of-the-art systems and developing breakthrough new solar technologies.
To learn more about Solar3D, visit our website at http://www.Solar3D.com.

Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Investor Relations
Andrew Haag
Managing Partner
IRTH Communications
sltd@irthcommunications.com
Tel: (877) 368-3566

Media
Eric Fischgrund
FischTank Marketing and PR
eric@fischtankpr.com